                                  EXHIBIT 10.7
LATIN AMERICA UNANIMOUS SHAREHOLDERS' AGREEMENT DATED DECEMBER 17, 1996, BETWEEN
       INGENICO, S.A., INTERNATIONAL VERIFACT INC. AND IVI INGENICO INC.

                                    INGENICO

                                     -AND -

                          INTERNATIONAL VERIFACT INC.

                                     -AND -

                               IVI INGENICO INC.

                LATIN AMERICA UNANIMOUS SHAREHOLDERS' AGREEMENT

                               DECEMBER 17, 1996

    MEIGHEN DEMERS                                                   SMITH LYONS

                LATIN AMERICA UNANIMOUS SHAREHOLDERS' AGREEMENT

    THIS AGREEMENT made as of the 17th day of December, 1996 AMONG:

           INGENICO, incorporated under the laws of France and having its head office in the City of Puteaux Cedex, France

           (hereinafter called "Ingenico")

                                                               OF THE FIRST PART

           - and -

           INTERNATIONAL VERIFACT INC., a corporation continued under the laws of Canada and having its head office in the City of North York, Ontario, Canada

           (hereinafter called "IVI")

                                                              OF THE SECOND PART

           - and -

           IVI INGENICO INC., a body corporate incorporated under the laws of the State of Delaware and having its head office in the City of Coral Gables, Florida

           (hereinafter called "Latin Newco")

                                                               OF THE THIRD PART

    WITNESSES THAT:

    WHEREAS Ingenico and IVI have entered into a Master Alliance Agreement dated December 5, 1996, to which this Latin America Unanimous Shareholders' Agreement constitutes Schedule "U" (the "Master Agreement");

    AND WHEREAS Ingenico carries on the business of development, distribution, marketing and manufacturing of terminals with application to payment systems, loyalty, electronic benefit transfer systems, and terminal systems for smart card technology, principally in Europe, the Middle East, Africa, Australia, Asia, Pacific and the Americas;

    AND WHEREAS IVI carries on the business of development, distribution, marketing and manufacturing of transaction terminals with application to payment systems, loyalty, electronic benefit transfer systems and terminal systems in the Americas, Europe, Asia Pacific and Australia;

    AND WHEREAS Ingenico and IVI have incorporated Latin Newco as their mutual vehicle for carrying on the IVI Business and the Ingenico Business and other related business of Ingenico and IVI in all countries of Latin America;

    AND WHEREAS the authorized share capital of the corporation is 1,000,000 common shares, such that the issued and outstanding shares of Latin Newco are owned as follows:

                                                             NUMBER OF COMMON SHARES        PERCENTAGE
                                                         -------------------------------  ---------------
IVI....................................................                    51                       51%
Ingenico...............................................                    49                       49%

    AND WHEREAS the parties desire to enter into this Latin America Unanimous Shareholders' Agreement;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties covenant and agree with one another as follows:

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                          ARTICLE 1.00--INTERPRETATION

1.1 DEFINITIONS

    In this agreement, unless the context shall otherwise require, the following definitions shall apply:

        (a) "Act" means the General Corporation Law of the State of Delaware;

        (b) "Annual Business Plan" has the meaning ascribed to it in Section 2.4
    (b);

        (c) "Business" has the meaning ascribed to it in section 2.04 (a);

        (d) "Control" means the power to direct or cause the direction of the management and policies of a corporation through legal and beneficial ownership of a majority of shares in the corporation entitled to vote;

        (e) "Fiscal Year" means the fiscal year of Latin Newco ending December 31, or as otherwise determined by the Shareholders;

        (f) "Master Agreement" means the Master Alliance Agreement between Ingenico and IVI dated December 5, 1996;

        (g) "Net Profits" means the profits of Latin Newco as determined by generally accepted accounting principles on a consolidated basis as the same may be established from time to time, applied on a consistent basis, after deducting all costs and expenses incurred by Latin Newco for the period in question;

        (h) "Parties" means all the parties to this agreement including any person subsequently agreeing to be bound by this agreement;

        (i) "Permitted Transferee" has the meaning ascribed to it in Section
    4.1;

        (j) "Schedules" means the schedules annexed hereto which are incorporated herein by reference, being:

        Schedule "A"--Certificate of Incorporation and By-Laws of Latin Newco

        (k) "Shareholder" or "Shareholders" means Ingenico, IVI and their permitted successors and assigns;

        (l) "Shares" means any and all shares of Latin Newco; and

        (m) "30 Day Libor Rate" means, on any day, the annual rate of interest expressed on the basis of a 360 day year (round upwards, if necessary, to the nearest whole multiple of 1/16th of 1%) established by Latin Newco to be the simple average of the rates, expressed as a rate of interest per annum on the basis of a 360 day year, at which deposits in U.S. dollars are offered by leading banks in the London Interbank Eurocurrency Market, for delivery on the first day of any 30 day period, as determined at or about 10:00 a.m. (New York time) two business days before the first day of such month in an amount substantially equal to the principal amount.

    All other capitalized terms used in this Agreement and not defined herein have the meanings ascribed thereto in the Master Agreement.

1.2 CURRENCY

    All dollar amounts referred to herein shall, unless otherwise expressly stated, mean United States of America dollars.

1.3 GOVERNING LAW AND ATTORNMENT

    This agreement shall be governed by and construed in accordance with the laws of the State of New York and the parties hereto hereby attorn to such jurisdiction.

              ARTICLE 2.00--BUSINESS AND OPERATION OF LATIN NEWCO

2.1 GENERAL

    Each of the Shareholders of Latin Newco covenants and agrees to vote its Shares at all times and to cause its nominee or nominees to the board of directors of Latin Newco to act at all times in order that the provisions of this Agreement shall govern the Business and affairs of Latin Newco to the maximum extent permitted by law, notwithstanding any conflicting provision in the certificate of incorporation or by-laws of Latin Newco and, in the case of conflict between the provisions of this Agreement and the provisions of the said certificate of incorporation and/or by-laws, the provisions hereinafter set forth shall, to the maximum extent permitted by law, at all times prevail.

2.2 TERM

    Subject to express provisions herein to the contrary, the provisions of this Agreement shall remain in effect unless and until terminated by mutual agreement of the Shareholders or until such time as all of the Shares are held by one Shareholder.

2.3 CERTIFICATE OF INCORPORATION

    The Certificate of Incorporation and by-laws of Latin Newco are and shall remain in the form annexed as Schedule "A" to this Agreement unless and until amended by unanimous written approval of the Shareholders.

2.4 BUSINESS OF LATIN NEWCO

        (A) The business of Latin Newco shall be the marketing, distribution and manufacturing, if necessary, of the IVI Products, Ingenico Products, IVI Future Products, Ingenico Future Products, Ingenico Technology, IVI Technology and Unicapt Technology in Latin America and the carrying out of the related business of Ingenico and IVI. It is acknowledged by the parties hereto that the business of Latin Newco may be carried out in one or more of the countries comprising Latin America either by it directly, through subsidiaries (which may or may not include the participation of other parties) or through distribution agreements entered into with distributors in Latin America.

        (B) In conducting the Business, Latin Newco and the Shareholders shall adhere to and implement a business plan approved annually by the Board of Directors of Latin Newco (the "Annual Business Plan"). Each of the officers of Latin Newco and the Board if Directors shall act at all times in order that the Annual Business Plan shall regulate the business and affairs of Latin Newco.

2.5 DIRECTORS

        (A) The Shareholders shall vote their Shares at all times and act in all other respects in connection with the corporate proceedings of Latin Newco so as to ensure the election and maintenance in office as directors of Latin Newco one nominee designated by IVI and one nominee designated by Ingenico and to ensure that the maximum number of directors of Latin Newco shall be two persons. In the event of the death, incapacity, resignation or disqualification of a nominee of or director nominated by any Shareholder, the Shareholder that designated such nominee shall have the right to designate another person (hereinafter called the "replacement nominee") as its nominee for the position of director of Latin Newco to replace the nominee or director who ceased to act as a director of Latin Newco and the Shareholders of Latin Newco agree to vote their Shares of Latin Newco at all times so as to ensure the prompt election of the replacement nominee as director of Latin Newco. Any Shareholder may at any time replace a nominee designated by the Shareholder wishing to replace such nominee and such Shareholder may designate another person as its nominee for the position of director of Latin Newco and the Shareholders agree to vote their Shares of Latin Newco at all times so as to ensure the removal of any such director and the election and maintenance in office as director of Latin Newco of such nominee. The initial directors of Latin Newco shall be Gerard Compain and L. Barry Thomson.

        (B) The quorum for meetings of the directors shall be both directors then in office. No meeting of the directors shall continue with the transaction of business in the absence of a quorum.

        (C) All questions before the directors shall be decided by unanimous approval of the directors, whether at a meeting or by written resolution signed by all directors. The chairman of the meeting of the directors shall not have a second or casting vote.

        (D) Directors shall be reimbursed all reasonable costs of transportation and lodging in connection with attendance at Board meetings and fulfillment of their duties as directors.

        (E) The directors of Latin Newco shall meet not less frequently than quarterly, with conference telephone participation permitted. Board meetings may be called by any director on not less than 21 days prior written notice to the other directors.

2.6 DAILY MANAGEMENT

    Other than as prescribed in this Agreement, all daily management and operations of Latin Newco shall be directed by IVI.

2.7 POWERS OF DIRECTORS AND OFFICERS

    During the term hereof, all of the officers of Latin Newco shall be appointed by the Board of Directors, provided that Ingenico agrees to cause its nominee on the Board of Directors to approve the appointment of the individual nominated by IVI for the office of President and Chief Executive Officer and IVI agrees to cause its nominees on the Board of Directors to approve the appointment of the individual nominated by Ingenico for the office of Chairman of the Board of Directors. The Board of Directors will be consulted on the hiring of any senior management. Each of the officers shall have all the powers, rights, duties and obligations of such office as set out in the By-Laws of Latin Newco, or as otherwise established by the Board of Directors from time to time. The remuneration of the Executive Vice-President and General Manager shall be based upon the objectives of Latin Newco as established by the Board of Directors from time to time, and successful attainment of those objectives. The Board of Directors shall employ an officer for product and technical support proposed by Ingenico. The initial officers of Latin Newco shall be as follows:

Chairman of the Board        Gerard Compain
President and CEO            L. Barry Thomson
Executive Vice-President     Jorge Fernandez
and
  General Manager

    The officers of Latin Newco shall have full power to direct and cause to be carried out all of the operations of Latin Newco provided, however, that notwithstanding Section 2.5, none of the following actions shall be taken without an authorizing resolution of the Board of Directors of Latin Newco which has been unanimously approved by the Board of Directors.

       By the Board of Directors :

    (A) the entering into of any joint venture or business combination with any third party;

    (B) other than as expressly provided herein, the entering into of any contract with any Shareholder or any Affiliate of a Shareholder outside of the ordinary course of business or on terms not comparable to those available from arm's length parties;

    (C) the making of any loans to a Shareholder, or any Affiliate of a Shareholder;

    (D) any borrowing by Latin Newco not within authorized lines of credit previously established by the Board of Directors, other than as specifically provided herein;

    (E) the committing of Latin Newco to any capital disposition or capital expenditure, or series of related capital dispositions or capital expenditures out of the ordinary course of business or not contemplated in the Annual Business Plan of Latin Newco;

    (F) any material change in the Business not contemplated in the Annual Business Plan;

    (G) any alteration of capital of Latin Newco, whether issued or unissued, including any allotment, issue, purchase, exchange or redemption of shares;

    (H) the entering into by Latin Newco of any guarantee, indemnity or similar obligation or agreement to an Affiliate or a Shareholder;

    (I) the committing of Latin Newco to any acquisition of a business, or series of business acquisitions involving any expenditures;

    (J) any transfer of shares except as permitted by this Agreement;

    (K) any increase in the number of directors;

    (L) approval of the Annual Business Plan; and

    (M) the granting of approval for Ingenico and/or IVI to manufacture Ingenico Products, IVI Products, Ingenico Future Products or IVI Future Products in Latin America; and

    (N) any appointment or designation of the authorized signing officers of Latin Newco.

2.8 POWERS OF SHAREHOLDERS

    None of the following actions concerning Latin Newco shall be taken without a unanimous authorizing resolution of the Shareholders:

    (A) any matter requiring Shareholder approval pursuant to the Act;

    (B) subject to Section 3.5, the allotment or issue of additional Shares, or the granting of rights or options to purchase or receive any Shares;

    (C) the transfer by a Shareholder of Latin Newco of any Shares not made pursuant to the provisions of this Agreement; or

    (D) any amendment of Latin Newco's Certificate of Incorporation or by-laws.

2.9 NET PROFITS DISTRIBUTIONS

    The Parties acknowledge and agree that, unless otherwise determined by the Board of Directors, Latin Newco shall pay and remit Net Profits of Latin Newco in a timely fashion and in the following order of priority:

    (A) firstly, in payment of outstanding interest due and owing with respect to all arm's length, third party debt financing of Latin Newco;

    (B) secondly, in payment of any outstanding interest and principal with respect to loans from Shareholders;

    (C) thirdly, in payment of dividends and distributions to the Shareholders;

    (D) fourthly, as a reserve (as determined by the directors) to fund future operations of Latin Newco.

2.10 OPERATION PLANS

    Management of Latin Newco shall complete and submit for approval by the Board of Directors an Annual Business Plan including a one-year capital budget with respect to the 1997 Fiscal Year within 60 days of the Closing Date. Such Annual Business Plan shall be reviewed annually in November, commencing November 1997, and approved by the Board of Directors of Latin Newco by no later than the following January 31st. Following such approval, each of the Shareholders shall fund or make mutually agreed arrangements to fund the Annual Business Plan promptly through shareholder loans or capital as required in accordance with the terms of such budget, in accordance with Section 3.5.

2.11 (INTENTIONALLY DELETED)

2.12 BANKING

    All cheques, withdrawals and monetary transfers by Latin Newco require two signatures, in accordance with such procedures and limits as determined by the Board of Directors from time to time.

2.14 Notwithstanding the foregoing, if revenues generated by Latin Newco from sales of the Ingenico Products in Latin America are less than 20%, 50% or 60% of the Performance Criteria for Latin Newco in the first, second or third calendar years respectively of the term of the Marketing and Distribution Agreement, then Ingenico shall have the right, but not the obligation, to acquire 1% of the issued and outstanding Shares of Latin Newco held by IVI for an aggregate purchase price of $1.00, in order that the shareholdings shall then be 50% for each of IVI and Ingenico. If Ingenico exercises such right, the daily management, as contemplated in Section 2.6, shall be directed by Ingenico and, under Section 2.7, the Chairman shall be a nominee of IVI, and the President and CEO and the Executive Vice-President and General Manager shall be a nominee of Ingenico. In such circumstances, all other terms of this Agreement shall remain in force, unamended.

2.15 FINANCIAL STATEMENTS

    Audited financial statements will be prepared and distributed to each Shareholder within 60 days following Fiscal Year end. Unaudited monthly profit and loss statements shall be distributed to each Shareholder within 30 days of each month end, including a written report on business conditions and any material variance from Latin Newco's Annual Business Plan prepared pursuant to
Section 2.10. In addition, the Parties shall provide forecasts on a quarterly basis within thirty (30) days of the end of a fiscal quarter.

                    ARTICLE 3.00--OPERATIONS OF LATIN NEWCO

3.1 EMPLOYMENT AND CONTRACTING

    Latin Newco shall hire, from time to time, such permanent employees and retain such third party independent contractors as determined by the Board of Directors, or the Annual Business Plan. In addition, Latin Newco may retain from time to time, with the approval of the Board of Directors, additional employees or third party contractors on a project basis to service and advance a particular project of the Business. Any employees seconded, in whole or in part, to Latin Newco by the Shareholders shall be provided at the cost of the providing Shareholder.

3.2 MARKETING AND DISTRIBUTION AGREEMENT

    On the Closing Date, Latin Newco shall enter into the Marketing and Distribution Agreement.

3.3 TRANSFER PRICING

    During the term of the Marketing and Distribution Agreement, IVI and Ingenico shall supply the IVI Products, IVI Future Products, IVI Technology, Ingenico Products, Ingenico Future Products, Ingenico Technology and Unicapt Technology respectively, to Latin Newco on transfer pricing terms that are equal to the lesser of a transfer price mutually agreed to by the Parties, and direct manufacturing costs plus a markup of 20%. It is the Parties' interest that the transfer price should enable Latin Newco and the products distributed by Latin Newco to be and continue to be extremely competitive where marketed. The Shareholders agree that the cost structure of Latin Newco shall also be and continue to be such that it enables Latin Newco to be extremely competitive.

3.4 MANUFACTURING LICENSE IN LATIN AMERICA

    Subject to Section 2.7(m), Ingenico and IVI hereby agree not to grant a manufacturing license of Ingenico Products, IVI Products, Ingenico Future Products or IVI Future Products in any country in Latin America without the prior written approval of the Board of Directors of Latin Newco and in the event a manufacturing license of Ingenico Products, IVI Products, Ingenico Future Products or IVI Future Products takes place for any reason Ingenico or IVI, as the case may be, shall take all steps necessary to terminate such manufacturing license

3.5 ADDITIONAL CAPITAL

    (A) If the Board of Directors determines that Latin Newco requires additional funds, then the Board of Directors may request, by issuance of a notice (a "Funding Notice") to the Shareholders, that the Shareholders each contribute, within 15 days after the issuance of the Funding Notice (the "Funding Period"), additional capital to Latin Newco PRO RATA based upon the number of Shares held by the Shareholders, by way of subscription for Shares or loan, as determined by the Board of Directors and set forth in the Funding Notice.

    (B) If additional capital is to be contributed, pursuant to subsection (a), by way of subscription for Shares, the subscription price for each such Share shall be as determined by the Board of Directors and set out in the Funding Notice, and Latin Newco shall issue to each Shareholder making a contribution of capital pursuant to the Funding Notice, out of its treasury, such number of Shares as shall be equal to the number (rounded, if necessary, to the nearest lower whole number) obtained by dividing the amount of the contribution required to be made by such Shareholder by the per Share subscription price, upon receipt by Latin Newco of the amount of such contribution.

    (C) If additional capital is to be advanced pursuant to subsection (a) by way of loan, each such loan shall be made on such terms (including security, rate of interest and repayment terms) as the Board of Directors shall determine PROVIDED THAT the terms of all such loans made pursuant to the same Funding Notice (other than the principal amounts) shall be the same for all Shareholders.

    (D) if any Shareholder (a "Defaulting Shareholder") fails to contribute its PRO RATA portion of funding as required pursuant to a Funding Notice, then the other Shareholder (an "Excess Subscribing Shareholder") may, but shall not be obliged to, within 10 days after the expiry of the Funding Period, advance to Latin Newco all or any portion of the amount which the Defaulting Shareholder failed to advance (such additional amount advanced by the Excess Subscribing Shareholder being referred to as the "Excess Advance").

    (E) Such Excess Advance made by such Excess Subscribing Shareholder must be repaid by Latin Newco within 6 months from the date such Excess Advance is made and, until repaid, the amount outstanding from time to time shall bear interest at a rate per annum equal to 300 basis points above the 30 Day Libor Rate, compounded monthly, which shall be payable at the same time as the repayment of principal.

    (F) If the Excess Advance is not repaid by Latin Newco within 6 months from the date it is made, such Excess Advance shall be repayable on demand by the Excess Subscribing Shareholder or the Excess Subscribing Shareholder shall be entitled, at any time, upon notice to Latin Newco, to convert all or part of such Excess Advance into additional common shares of Latin Newco. If the additional capital contributed pursuant to subsection (a) was by subscription for Shares, then the conversion price for each Share under this subsection shall be equal to 85% of the subscription price set out in the Funding Notice. If the additional capital advanced pursuant to subsection (a) was by way of loan, then the conversion price for each Share under this subsection shall be equal to 85% of the fair market value of such Share as determined by the Board of Directors. Forthwith upon such determination of the conversion price, Latin Newco shall issue to such Shareholder from authorized but unissued shares, such number of Shares as shall be equal to the number (rounded, if necessary, to the nearest lower whole number) obtained by dividing the amount of the Excess Advance made by such Shareholder which such Shareholder has elected to so convert by the conversion price.

                         ARTICLE 4.00--SHARE TRANSFERS

4.1 RESTRICTION ON TRANSFER OR PLEDGE OF SHARES

    (A) Except as provided in this Agreement, no Shares (or any part thereof) or this Agreement or any interest herein may be sold, exchanged, transferred (which shall be deemed to include any transfer by operation of law), disposed of, encumbered, assigned, pledged, mortgaged, hypothecated or given, and no agreement or commitment will be made to do any of the same except in each case pursuant to the applicable provision of this Agreement, and any attempt to do so shall be void.

    (B) No sale, exchange, transfer, disposition, encumbrance, pledge, mortgage, hypothecation or gift of Shares nay be made by any Shareholder, other than to an Affiliate, without the prior written consent of the other, which consent may be withheld in such Shareholder's sole discretion.

    (C) Notwithstanding the foregoing, a Shareholder may on notice to the other Shareholders transfer all or part of the Shares owned by it to a corporation which is then controlled by such Shareholder (a "Permitted Transferee") subject to the limitations that:

       (I) the Shareholder shall at all times Control the Permitted Transferee; and

       (II) the transferring Shareholder shall:

           A. be appointed by the Permitted Transferee as its proxy to attend and vote at all meetings of the Shareholders; and

           B. give notice to the other Shareholders of the shareholdings and any proposed changes in the shareholdings of the Permitted Transferee from time to time upon the request of any other Shareholder.

    (D) No transfer shall be effective unless and until the proposed Permitted Transferee has executed an Adoption Agreement, as defined below.

    (E) Each Shareholder transferring its Shares shall continue to be bound by this Agreement notwithstanding any transfer of Shares to such Permitted Transferee and shall at all times cause such Permitted Transferee of which it owns shares to carry out the provisions of this Agreement and any agreement entered into pursuant to this Agreement.

    (F) The Shareholder and the Permitted Transferee shall represent and warrant as at the date of the transfer and shall be deemed to represent and warrant to the other Shareholders throughout the term of this Agreement that the Shareholder Controls the Permitted Transferee.

    (G) The Permitted Transferee shall not directly or indirectly sell, assign, give, mortgage, charge, pledge, create a security interest in, or otherwise encumber or dispose of any Shares owned by it, other than to the Shareholder which controls such Permitted Transferee.

    (H) No Shareholder shall give up direct or indirect Control of any Permitted Transferee that holds any Shares. For greater certainty, a Shareholder shall be entitled to cause the Permitted Transferee to transfer any Shares held by such Permitted Transferee back to such Shareholder or to another Permitted Transferee in accordance with the terms of this Agreement.

    (I) Any purported sale, assignment, gift, mortgage, charge, pledge, creation of security interest, encumbrance or disposal of any Shares in violation of the provisions of this Agreement shall be null,, void and of no force or effect, and shall not be reflected in the records of Latin Newco relating to ownership of Shares.

4.2 PLEDGE OF SHARES

    Neither Shareholder, nor any of their permitted assigns or successors, shall be entitled to pledge, charge, mortgage, hypothecate or create any lien on their Shares at any time without the prior written consent of all other holders of Shares, which consent may be withheld for any reason whatsoever. Notwithstanding the foregoing, a Shareholder may pledge its Shares to a financial institution in support of its borrowings, so long as (i) the Shareholder continues to exercise all voting rights attaching to such Shares and (ii) any sale or realization of such Shares by the financial institution shall be subject to the provisions of this Agreement.

4.4 LEGEND ON SHARE CERTIFICATES

    All certificates for Shares shall have conspicuously marked thereon the following legend:

       "SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF AN AGREEMENT DATED AS OF DECEMBER 17, 1996 BETWEEN THE SHAREHOLDERS OF

       THE CORPORATION AND THE CORPORATION AND ARE NOT TRANSFERABLE EXCEPT UPON COMPLIANCE WITH THE TERMS AND CONDITIONS OF THE SAID AGREEMENT. SUCH SHARES HAVE BEEN ACQUIRED IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 (THE "ACT") AND CANNOT BE RESOLD OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE ACT OR PURSUANT TO AN EXEMPTION THEREFROM"

4.5 DEFAULT

    Notwithstanding anything to the contrary herein provided, should any of the Shareholders (herein referred to as the "defaulting party") commit an Event of Default (as defined in the Master Agreement), provided that in no circumstances shall clause 13.01(a) of the Master Agreement nor a failure to achieve the Performance Criteria for Latin America be considered to be an Event of Default, the non-defaulting Shareholder shall have the option to purchase all or part of the defaulting party's Shares (such option to be exercised by notice in writing to the defaulting party, its successors or assigns, wherein the Shareholder(s) exercising the same shall indicate the number of Shares which they or it desires to take up), the whole at a price equal to the book value thereof as determined and certified by Price Waterhouse or its successor as at the last day of the month immediately preceding such Event of Default, but without taking goodwill into account, if any, such price to be payable to the extent of 50% thereof, on the date of purchase and, to the extent of the remaining 50% thereof, within 3 years from the date of purchase, payable in 3 equal annual installments, the unpaid principal balance of which shall bear interest at a rate equal to a 30 Day Libor Rate plus 100 basis points.

              ARTICLE 5.00--DEADLOCK AND SALE OF SHARES PROCEDURES

5.1 INTENT OF PARTIES

    Each of the Parties affirms that it is entering into this Agreement in a true sense of cooperation. Each Party recognizes and values the contribution of the other to the success of the Business conducted by Latin Newco. Each of the Parties also affirms its desire and intention that its association with the other Parties as contemplated herein be an amicable long-term relationship with no intended or foreseeable termination date. Each Party pledges to work in good faith for the resolution of any disputes which may arise between the Parties.

5.2 COOLING-OFF PERIOD

    In the event that a fundamental dispute between the Shareholders has not been resolved to their mutual satisfaction as evidenced by a written acknowledgment within 30 days after delivery by either Shareholder to the other of written notice of dispute referencing this Section 5.2 (the "Cooling-Off Period"), either Shareholder shall be entitled to invoke the arbitration procedure described in Section 7.2. During the Cooling-off Period and the period contemplated in Section 7.2(a) and during any arbitration proceeding, the Shareholders shall cause their nominees on the Board of Directors to continue to attend meetings of the Board of Directors and carry out their legal and fiduciary duties in order for Latin Newco to carry out business in the normal course.

5.3 BUY-SELL

    At any time after January 1, 1999, and following expiry of a Cooling-Off Period and a period of sixty (60) days from the delivery of a notice by one party to the other pursuant to Section 7.2(b) during which no mutual written agreement has been reached by the Shareholders, either Shareholder may deliver a second written notice to the other of a fundamental deadlock or dispute and referencing this Section 5.3, and provided that such fundamental deadlock or dispute has not been resolved to the satisfaction of both

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Shareholders within a further 30-day period, then any Shareholder ("A") may thereafter by notice require the remaining Shareholder ("B") to (i) buy from A on the terms set out in this section all (but not less than all) of A's Shares, or (ii) sell to A all (but not less than all) of B's Shares, in each case at the price per share ("Option Price") specified by A. The procedure is as follows:

    (A) A shall offer all A's Shares in writing to B at the Option Price and on the terms set out in this section;

    (B) the offer shall state: the total number of A's Shares; that the Shares are being irrevocably offered at the Option Price pursuant to and on and subject to the terms set out in this section (which shall be incorporated by reference); the deadline for acceptance (which shall be a date not more than thirty (30) days after the date of the offer); the closing date (which shall be a date not more than sixty (60) days after the date of the offer); that if all A's Shares are not purchased A shall purchase all of B's Shares at the Option Price pursuant to and on the terms set out in this section; and that if B desires to accept the offer it shall communicate its reply to A;

    (C) if B accepts the offer A shall sell all (but not less than all) of A's Shares and B shall buy them at the Option Price and in accordance with
       Section 5.4;

    (D) if under clause (c) B does not accept the offer as to all (but not less than all) A's Shares within the time allowed, B shall sell and A shall buy all (but not less than all) of B's Shares at the Option Price and in accordance with Section 5.4; and

    (E) notwithstanding any other provision of this Section, if any effective offers properly made under this Section are in conflict, only the earliest offer shall be effective.

5.4 APPLICATION TO OTHER SALES

    The provisions of Sections 5.5 to 5.10 inclusive shall apply to any transaction of purchase and sale pursuant to this Agreement, without limitation, pursuant to Sections 2.14, 4.5 and 5.3, subject to any express provisions to the contrary.

5.5 VENDOR FAILING TO COMPLETE TRANSACTION OF PURCHASE AND SALE

    (A) If the vendor fails to complete the transaction of purchase and sale on the Closing Date, the purchaser may, in addition to any other rights or remedies he may have, complete the transaction of purchase and sale in accordance with the provisions of this Section.

    (B) If that portion of the purchase price due on the Closing Date is deposited into an account at a branch of Latin Newco's bankers in the name of Latin Newco in trust for the vendor and if a promissory note in favor of the vendor for the balance of the purchase price is lodged with the auditors of Latin Newco, then from and after the date of such deposit and lodgment, and even though the certificates evidencing the Shares held by the vendor have not been delivered to the purchaser, the purchase of the Shares owned by the vendor shall be deemed to have been fully completed and all right, title, benefit and interest, both at law and in equity, in and to such Shares shall be conclusively deemed to have been transferred and assigned to and become vested in the purchaser and all right, title, benefit and interest, both at law and in equity, of the vendor in and to the Shares shall cease; subject to the limitation that the purchaser shall deposit to such account the balance of the purchase price from time to time as and when due and the vendor shall be entitled to receive the purchase price so deposited from time to time as and when due, without interest. Any interest on the deposited funds shall accrue for the benefit of the purchaser.

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
    (C) The vendor hereby irrevocably constitutes and appoints the purchaser as his true and lawful attorney-in-fact and agent for, in the name of and on behalf of the vendor to execute and deliver in the name of the vendor all such documents or instruments as may be necessary to transfer and assign the Shares, or any part thereof, to the purchaser, or his nominee or nominees, on the books of Latin Newco. Such appointment and power of attorney, being coupled with an interest, shall not be revoked by the insolvency, bankruptcy, death or incapacity of the vendor and the vendor hereby ratifies and confirms and agrees to ratify and confirm all that the purchaser may lawfully do or cause to be done by virtue of the provision of this Section.

    (D) The vendor shall be entitled to receive that portion of the purchase price deposited with the bankers of Latin Newco upon delivery to Latin Newco of certificates evidencing the Shares so purchased duly endorsed in blank for transfer.

5.6 OUTSTANDING INDEBTEDNESS

    Concurrently with the completion of a transaction of purchase and sale pursuant to this Agreement:

    (A) the selling Shareholder shall repay, or cause to be repaid, to Latin Newco any indebtedness then owing by that Shareholder (including in the case of a Permitted Transferee any indebtedness owing by the Shareholder who owns shares of that Permitted Transferee) whether or not the indebtedness is then due and payable and the purchasing Shareholder may discharge such indebtedness out of the purchase price payable to the selling Shareholder;

    (B) Latin Newco shall repay to the selling Shareholder any indebtedness then owing to the selling Shareholder, whether or not the indebtedness is then due and payable or the purchasing Shareholder shall purchase and pay for such indebtedness from the selling Shareholder against delivery of an assignment of the indebtedness by the selling Shareholder; and

    (C) if at the Closing Date the selling Shareholder is responsible for any guarantee of, and/or has given any security for Latin Newco's debts or liabilities, the purchasing Shareholder shall use its best efforts to cause the selling Shareholder to be released from all such guarantees and security, failing which the purchasing Shareholder shall indemnify the selling Shareholder from all claims arising out of such guarantees and security.

5.7 TITLE TO SHARES FREE AND CLEAR

    (A) The selling Shareholder shall represent and warrant to the purchasing Shareholder that it legally and beneficially owns, and has good and marketable title to, the Shares being sold, free and clear of all liens, pledges, mortgages, charges, encumbrances, security interests and claims of others. This representation and warranty shall survive the Closing Date until the later of:

        (I) 24 months after the Closing Date; and

        (II) payment of the purchase price in full.

    (B) The obligation of a purchasing Shareholder to complete a purchase of Shares is subject to the conditions that:

        (I) the representation and warranty of the selling Shareholder under
    Section 5.7(a) is true and correct as at the Closing Date; and

        (II) any necessary regulatory approvals have been obtained.

    These conditions are for the exclusive benefit of the purchasing Shareholder and may be waived in whole or in part by it.

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
5.8 PAYMENT OF PURCHASE PRICE AND DELIVERY OF CERTIFICATES

    Except in the circumstances contemplated Section 5.5, the purchase price or any part thereof due on the Closing Date shall be paid by certified cheque or bank draft against receipt by the purchaser of the share certificate or certificates representing the Shares being purchased and sold, duly endorsed in blank for transfer or with appropriately executed stock transfer powers, together with signed and dated resignations by the vendor and its nominees as directors and officers of Latin Newco.

5.9 PAYMENTS

    All other payments required to be made in connection with a transaction of purchase and sale shall be by certified cheque or bank draft.

5.10 TIME AND PLACE OF CLOSING

    Unless otherwise agreed by the parties to the transaction of purchase and sale, the closing of such transaction shall take place at the office of Latin Newco at 11:00 a.m. local time on the Closing Date.

                           ARTICLE 6.00--DISSOLUTION

6.1 DISSOLUTION

    In the event that the Shareholders determine, on unanimous written approval, to dissolve Latin Newco, the Parties shall proceed to liquidate all of the assets and liabilities of Latin Newco, and on the effective date of such dissolution, Latin Newco shall distribute to the Shareholders the net assets of Latin Newco (after payment of all liabilities) proportionate to the respective shareholdings of the Shareholders in Latin Newco. Any and all property, information, technology and products belonging to either Shareholder shall be returned to the owner thereof, and from and after the effective date of such dissolution.

                          ARTICLE 7.00--MISCELLANEOUS

7.1 NOTICE

    Any notice required or permitted to be given hereunder or any tender or delivery of documents my be sufficiently given by personal delivery, or by sending the same by prepaid registered mail, return receipt requested, or by telefax, to the parties at the following addresses or telex numbers (as the case may be):

    (A) if to Ingenico at the following address:

    Ingenico
    9, quai de Dion Bouton
    92816 Puteaux
    France
    Telecopy: 33(1) 47 72 56 95
    Attention: Jean-Jacques Poutrel, President du Conseil with a copy to:

    R.G.S. Hull
    Smith Lyons
    Suite 5800, Scotia Plaza
    40 King Street West
    Toronto, Ontario, Canada
    M5H 3Z7

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
    (B) if to IVI, to it at:

    International Verifact Inc.
    79 Torbarrie Road
    Toronto, Ontario
    Canada M3L 1G5
    Telecopy: (416) 245-9896
    Attention: L. Barry Thomson
            President and CEO
            with a copy to:

    Mark A. Convery
    Meighen Demers
    Barristers and Solicitors
    Box 11, Merrill Lynch Canada Tower
    1100-200 King Street West
    Toronto, Ontario, Canada
    M5H 3T4
    Telecopy: (416) 977-5239

    (C) if to Latin Newco, to each of Ingenico and IVI as described above,

or at such other address or telefax number of any party as such party may advise the other by notice in writing. Any notice or other document, if personally delivered at such address during normal business hours, shall be deemed to have been given on the date of delivery, and if mailed, as aforesaid, shall be deemed to have been given on the date of delivery by postal authorities, or if sent by telefax, delivery shall be deemed to have occurred on the date following receipt of the telefax, provided that an acknowledgment of transmission is received by the sender.

7.2 ARBITRATION

    (A) Best Endeavours to Settle Disputes: In the event of any dispute, claim, question or difference arising between the parties hereto in respect of the provisions, the subject matter, the interpretation, or the effect of this Agreement (other than Article Seven) or any breach hereof, the parties shall use their best endeavours to settle such dispute, claim, question or difference. To this effect, they shall consult and negotiate with each other, in good faith and understanding of their mutual interests, to reach a just and equitable solution satisfactory to all Parties.

    (B) Arbitration: Except as is expressly provided in this Agreement, if the parties do not reach a solution pursuant to Section 7.2(a) within a period of 30 days, then, subject to Section 5.3, upon written notice by either Party to the other, the dispute, claim, question or difference shall be finally settled by arbitration in accordance with the American Arbitration Association Rules for the conduct of arbitrations in effect at the date of commencement of such arbitration, based upon the following:

        (i) the arbitration tribunal shall consist of one arbitrator appointed by each of the Parties who is qualified by education and training to pass upon the particular matter to be decided, together with a third arbitrator appointed by the first two-selected arbitrators;

        (ii) the arbitrators shall be instructed that time is of the essence in proceeding with their determination of any dispute, claim, question or difference and, in any event, the arbitration award must be rendered within 30 days of the submission of such dispute to arbitration;

        (iii) the arbitration shall take place in New York, New York;

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
        (iv) the arbitration award shall be given in writing and shall be final and binding on the Parties, not subject to any appeal, and shall deal with the question of costs of arbitration and all matters related thereto; and

        (v) judgment upon the award rendered may be entered in any court having jurisdiction, or, application may be made to such court for a judicial recognition of the award or an order of enforcement thereof, as the case may be.

7.3 SUCCESSORS AND ASSIGNS

    This agreement shall enure to the benefit of and be binding upon the parties hereto, their respective successors and permitted assigns, as owners of the Shares.

7.4 RELATIONSHIP OF PARTIES

    This Agreement does not constitute a partnership and nothing herein contained is intended to constitute, nor shall it be construed to constitute, the parties as partners of each other or of Latin Newco. Nothing contained herein shall constitute either Shareholder or Latin Newco as agent of either Shareholder or Latin Newco.

7.5 SEVERABILITY

    The inability or unenforceability of any provision of this Agreement or any covenant herein contained on the part of any party shall not affect the validity or enforceability of any other provision or covenant hereof or herein contained.

7.6 ASSIGNMENT

    This Agreement is not assignable by any party hereto without the prior written consent of the others.

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
    IN WITNESS WHEREOF the parties have executed these presents.

                                          INGENICO
                                          Per: /s/___________________________c/s
                                          Per: /s/______________________________
                                          INTERNATIONAL VERIFACT INC.

                                          Per: /s/___________________________c/s
                                          Per: /s/______________________________
                                          IVI INGENICO INC.

                                          Per: /s/ L. Barry Thomson c/s
                                          L. Barry Thomson

                                          Per: /s/ Gerard Compain
                                          Gerard Compain

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